UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FGI Industries Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1603252
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

906 Murray Road
East Hanover, NJ	07869
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Ordinary Shares, $0.0001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-259457.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the ordinary shares, $0.0001 par value per share (the “Ordinary Shares”), of FGI Industries Ltd. (the “Registrant”) is set forth under the heading “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-259457), filed with the Securities and Exchange Commission on September 10, 2021, and subsequently amended on October 4, 2021, November 12, 2021, November 24, 2021, and January 3, 2022, and as may be further amended from time to time (the “Registration Statement”), and is hereby incorporated herein by reference. The description of the Ordinary Shares included in any prospectus that constitutes a part of the Registration Statement and is subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FGI INDUSTRIES LTD.
Dated: January 6, 2022

	By:	/s/ John Chen
	Name:	John Chen
	Title:	Executive Chairman